EXHIBIT 1

                       AGREEMENT

	Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of GrubHub Inc.

EXECUTED this 10th day of February, 2016.

SEI VI Chow AIV, L.P.

By:	Spectrum Equity Associates VI, L.P.
	its general partner

	By:	SEA VI Management, LLC
		its general partner

		By:         *
			Brion B. Applegate
			Managing Director

Spectrum Equity Associates VI, L.P.

By:	SEA VI Management, LLC
	its general partner

	By:         *
		Brion B. Applegate
		Managing Director

SEA VI Management, LLC

By:		*
	Brion B. Applegate
	Managing Director

Spectrum VI Investment Managers' Fund, L.P.

By:	SEA VI Management, LLC
	its general partner

	By:         *
		Brion B. Applegate
		Managing Director

      *
Brion B. Applegate

      *
William P. Collatos

      *
Randy J. Henderson

      *
Christopher T. Mitchell

      *
Victor E. Parker, Jr.

/s/ Benjamin C. Spero
Benjamin C. Spero


	*By: 	/s/ Brion B. Applegate
		Brion B. Applegate
		As attorney-in-fact


This Agreement was executed by Brion B. Applegate on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.